UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2009

Zilog, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13748	13-3092996
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6800 Santa Teresa Boulevard
San Jose, California    95119
(Address of principal executive offices including zip code)

(408) 513-1500
(Registrant's telephone number, including area code)

       N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement..

On October 21, 2009 ZiLOG, Inc. ("ZiLOG" or the "Company") exercised its rights under the Distributor Agreement with Future Electronics, Inc. ("Future"), dated October 23, 2002 (the "Distributor Agreement"), and provided Future with a thirty (30) day prior written notice terminating the exclusivity contained therein. The written notice was sent to Future on October 21, 2009. The termination of the exclusivity will become effective upon the expiration of the thirty (30) day notice period. No other terms and conditions of the agreement were amended. Future will continue as a non-exclusive distributor for the Company on a global basis.

Item 9.01.    Exhibits.
Exhibit	Description
10.1	Letter Amendment to the Distributor Agreement, dated October 23, 2002, by and among ZiLOG, Inc. and Future Electronics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 27, 2009

Zilog, Inc.

By: /s/ Perry J. Grace

Perry J. Grace
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Letter Amendment to the Distributor Agreement, dated October 23, 2002, by and among ZiLOG, Inc. and Future Electronics, Inc. Also provided in PDF format as a courtesy.